Exhibit 4.12

JOINDER TO GUARANTEE

JOINDER TO GUARANTEE (this “Joinder”) dated as of December 21, 2015, made by entities identified on the signature pages hereto (each a “New Guarantor” and together, the “New Guarantors”) in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor to The Bank of New York, as trustee under the Safeway Indenture referred to below (the “Trustee”), for itself and for the benefit of the holders of the Guaranteed Notes (as defined below).

WITNESSETH:

WHEREAS Albertsons Companies, LLC (as successor by merger to Albertson’s Holdings LLC) and certain of its subsidiaries (the “Existing Guarantors”) entered into or subsequently became a party to the Guarantee dated as of January 30, 2015 in favor of the Trustee (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantor”), providing for the guarantee of the obligations of Safeway, Inc. a Delaware corporation (“Safeway”) with respect to the 3.4% Senior Notes due 2016 (the “Guaranteed Notes”) issued pursuant to the Indenture dated as of September 10, 1997 (the “Safeway Indenture”) between Safeway and the Trustee; and

WHEREAS Section 7 of the Guarantee provides that under certain circumstances the New Guarantors are required to execute and deliver to the Trustee a joinder to the Guarantee pursuant to which each New Guarantor shall unconditionally guarantee the Guaranteed Notes pursuant to the Guarantee on the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, covenants and agrees for the equal and ratable benefit of the Trustee and the holders of the Guaranteed Notes follows:

1. Defined Terms. As used in this Joinder , terms defined in the Guarantee hereto are used herein as therein defined. The words “herein,” “hereof”’ and “hereby” and other words of similar import used in this Joinder refer to this Joinder as a whole and not to any particular section hereof.

2. Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all Existing Guarantors (if any), to unconditionally guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in the Guarantee and to be bound by all other applicable provisions of the Guarantee and to perform all of the obligations and agreements of a Guarantor under the Guarantee.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Guarantee is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Joinder shall form a part of the Guarantee for all purposes, and every Holder of Guaranteed Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 9 of the Guarantee.

5. Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Counterparts. The New Guarantors may sign any number of copies of this Joinder. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the party hereto has caused this Joinder to be duly executed as of the date first above written.

ALBERTSONS COMPANIES, LLC

By:	/s/ Robert Dimond
	Name:	Robert Dimond
	Title:	Executive Vice President and Chief Financial Officer

NEW ALBERTSON’S, INC.

By:	/s/ James Perkins
	Name:	James Perkins
	Title:	President & Chief Operating Officer

Joinder for 2016 Notes

ABS FINANCE CO., INC.

ACME MARKETS, INC.

AMERICAN DRUG STORES LLC

AMERICAN PARTNERS, L.P.

AMERICAN PROCUREMENT AND LOGISTICS COMPANY LLC

AMERICAN STORES COMPANY, LLC

APLC PROCUREMENT, INC.

ASC MEDIA SERVICES, INC.

ASP REALTY, INC.

CLIFFORD W. PERHAM, INC.

JETCO PROPERTIES, INC.

JEWEL COMPANIES, INC.

JEWEL FOOD STORES, INC.

LUCKY STORES LLC

OAKBROOK BEVERAGE CENTERS, INC.

SHAW EQUIPMENT CORPORATION

SHAW’S REALTY CO.

SHAW’S SUPERMARKETS, INC.

SSM HOLDINGS COMPANY

STAR MARKETS COMPANY, INC.

STAR MARKETS HOLDINGS, INC.

WILDCAT MARKETS OPCO LLC

NAI SATURN EASTERN LLC

By:	/s/ Gary Morton
	Name:	Gary Morton
	Title:	Vice President, Treasurer & Assistant Secretary

SHAW’S REALTY TRUST

By:	/s/ Gary Morton
	Name:	Gary Morton
	Title:	Trustee

Joinder for 2016 Notes